Exhibit 99.1

NEWS RELEASE

For Immediate Release February 28, 2006	Contact: Michael Sund (858) 503-3233

MAXWELL TECHNOLOGIES RELEASES UNAUDITED FINANCIAL RESULTS

FOR FOURTH QUARTER AND FISCAL YEAR 2005

Increasing Sales and Higher Margins Drive Continuing Operating Performance Improvement

CONFERENCE CALL AT 5 P.M. (EST) TODAY, FEBRUARY 28, 2006 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $1.9 million, or $0.12 per share, on revenue of $12.6 million for its fourth quarter ended December 31, 2005, compared with a net loss of $5.1 million or $0.33 per share, on revenue of $8.5 million for the same period in 2004. The fourth quarter 2005 net loss includes one-time severance provisions totaling $456,000 and a $278,000 non-cash provision for restricted stock grants under the company’s equity incentive plan. The 2005 results are preliminary and unaudited, pending final determination of accounting treatment for $25 million of convertible debentures the company placed in December 2005.

Dr. Richard Balanson, Maxwell’s president and chief executive officer said that the fourth quarter capped a year of significant progress in the company’s evolution from a small, research and development-oriented organization to a rapidly growing global manufacturer of ultracapacitors and other proprietary, high-value products.

“The events of the past year have demonstrated that Maxwell’s primary growth engine for the future, the ultracapacitor market, is real, and that we are making great strides in positioning the company to capitalize on our leadership in ultracapacitor technology and products,” Balanson said. “Ultracapacitor product sales more than doubled, year-to-year, and we are introducing more than 30 new BOOSTCAP® ultracapacitor products during the current quarter. We have also significantly increased the company’s cash position, added key operating, sales and business development talent, and continue to build both internal and external production and distribution capabilities as well as a wider network of partnerships and alliances.”

Balanson said that ultracapacitor sales totaled $3.2 million for the fourth quarter, and are expected to remain flat through the first quarter of 2006, as key strategic customers complete the transition to new higher-performance, lower-priced, products that the company is introducing. He said that the company anticipates a mid-year ultracapacitor volume ramp, as customer qualifications for new products are completed.

“As indicated by our recently announced high-volume purchase orders from General Hydrogen and Enercon and continuing growth of other applications such as hybrid bus drive trains and automated meter reading systems, ultracapacitors are now mainstream energy storage devices that transportation and industrial OEMs are turning to for power delivery, cycling efficiency and longevity that batteries can’t match,” Balanson added. “We continue to prepare for this accelerating demand by increasing our internal production capacity and finalizing plans to move high-volume manufacturing offshore.”

Net loss for fiscal year 2005 was $7.1 million, or $0.44 per share, on revenue of $45.4 million, compared with a net loss of $9.1 million, or $0.62 per share, on revenue of $32.2 million for fiscal year 2004. Fourth quarter gross margin rose to 36 percent, bringing gross margin for the full year to 31 percent. Cash and investments in marketable securities increased to $34.5 million at year-end as a result of a private placement of $25 million of convertible debentures in December 2005. The 2005 financial results are subject to completion of valuation of conversion features of the convertible debentures. The valuation is expected to result in non-cash adjustments that will affect the company’s year-end balance sheet and its income statements for the fourth quarter and fiscal year ended December 31, 2005 The company will file its Annual Report on Form 10-K with the SEC, including complete, audited financial statements, by March 16.

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MAXWELL REPORTS 4th QUARTER AND FY 2005 FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss 2005 financial results and the outlook for 2006, and answer analysts’ questions at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 540-0559 from the U.S. and Canada, or (785) 832-1508 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.html.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Forward Looking Statements

Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to meet customer demand or other corporate needs;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing of new products;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of our reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website at http://www.maxwell.com/company/investors/sec_filings.html

All information in this release is as of February 28, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Maxwell Technologies, Inc. & Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	Unaudited		Unaudited
Total revenue	$12,609	$8,487	$45,437	$32,212
Gross profit	4,590	574	14,034	6,911
Selling, general and administrative expenses	4,481	3,169	14,124	10,214
Research and development	1,906	1,427	7,175	5,528
Loss from continuing operations	(1,945)	(5,061)	(7,064)	(9,808)
Discontinued operations, net of tax	15	(20)	(40)	733
Net loss	$(1,930)	$(5,081)	$(7,104)	$(9,075)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.12)	$(0.33)	$(0.44)	$(0.67)
Discontinued operations, net of tax	—	—	—	0.05
Net loss per share	$(0.12)	$(0.33)	$(0.44)	$(0.62)

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2005	December 31, 2004
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$33,760	$10,740
Investments in marketable securities	696	2,055
Trade and other accounts receivable, net	6,915	6,911
Inventories, net	9,536	8,105
Prepaid expenses and other current assets	841	921

Total current assets	51,748	28,732
Property and equipment, net	10,368	10,892
Other intangible assets, net	1,541	1,891
Goodwill	18,549	21,101
Prepaid pension asset	4,930	5,060
Other non-current assets	1,328	50

	$88,464	$67,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,870	$7,291
Accrued warranty	632	701
Accrued employee compensation	2,588	1,591
Short-term borrowings and current portion of long-term debt	1,695	1,970
Deferred tax liability - current portion	291	357
Net liabilities of discontinued operations	527	1,045

Total current liabilities	12,603	12,955
Deferred tax liability - long-term portion	1,198	1,167
Long-term debt, excluding current portion	22,722	813
Stock warrants	2,900	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 16,600 and 15,695 shares issued and outstanding at December 31, 2005 and 2004, respectively	1,660	1,569
Additional paid-in capital	136,135	126,317
Unearned compensation	(2,438)	—
Accumulated deficit	(88,410)	(81,306)
Accumulated other comprehensive income	2,094	6,211

Total stockholders’ equity	49,041	52,791

	$88,464	$67,726